Exhibit 99.1

Novocure’s Chief Science Officer Retires after 17 Years of Service

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today announced the retirement of Dr. Eilon Kirson, Novocure’s Chief Science Officer and Head of Research and Development, effective May 1, 2019. Dr. Kirson will step away from the healthcare industry and frequent international travel to spend more time with his family.

“While this was a difficult decision, it is the right one for my family,” stated Dr. Kirson. “I intend to remain available to management and look forward to supporting the company as a Senior Advisor. Novocure’s culture is strong, and I know I am leaving behind a professional and capable team who share my dream to extend survival in some of the most aggressive forms of cancer.”

“Eilon has been a core member of Novocure’s leadership team since the earliest days, and we are deeply grateful for his professional leadership and personal friendship,” said Mr. Bill Doyle, Novocure’s Executive Chairman, and Mr. Asaf Danziger, Novocure’s Chief Executive Officer. “We wish Eilon the very best for the future.”

Dr. Kirson has committed to ensure a seamless transition of his responsibilities. The leadership transition presents an opportunity for Novocure to separate responsibility for medical and scientific affairs, ensuring appropriate focus as the clinical platform continues to expand. Effective immediately, Dr. Uri Weinberg, Novocure’s Vice President of Clinical Development, will assume responsibilities for preclinical and clinical development and regulatory affairs. Effective April 1, 2019, Dr. Ely Benaim will join Novocure as Chief Medical Officer and will assume responsibilities for clinical operations, medical affairs and medical safety.

About Novocure

Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields. Tumor Treating Fields is a cancer therapy that uses electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized product is approved for the treatment of adult patients with glioblastoma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in mesothelioma, brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and liver cancer.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, timing of clinical milestones, development of potential products, interpretation of clinical results, prospects for regulatory submission and approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 28, 2019, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova

acordova@novocure.com

212-767-7558